As filed with the Securities and Exchange Commission on April 26, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2013

W. R. BERKLEY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15202	22-1867895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Steamboat Road, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 629-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On April 26, 2013, W. R. Berkley Corporation (the “Company”) issued a notice to cause to be redeemed all of the outstanding $250 million aggregate liquidation amount of 6.750% Trust Originated Preferred Securities(SM) (“TOPrS(SM)”) (CUSIP No. 08449Q 20 3) of W. R. Berkley Capital Trust II (“W. R. Berkley Trust”) on May 26, 2013 (the “Redemption Date”) at a redemption price equal to $25 per $25 liquidation amount of the securities, together with accrued and unpaid distributions on the securities to, but not including, the Redemption Date. The Bank of New York Mellon will act as Paying Agent.

In connection with such redemption of the W. R. Berkley Trust securities, W. R. Berkley Corporation will prepay all of its outstanding $250 million aggregate principal amount of 6.750% Subordinated Debentures due 2045 currently held by W. R. Berkley Trust on the Redemption Date at par plus accrued and unpaid interest to, but not including, the Redemption Date. The proceeds from the prepayment of the debentures will be used by W. R. Berkley Trust, the sole holder of the debentures, to redeem its capital securities.

Reference is made to the press release of the Company relating to the announcement of the redemption. The press release was issued on April 26, 2013. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release, dated April 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W. R. BERKLEY CORPORATION

By:	/s/ Eugene G. Ballard
	Name:	Eugene G. Ballard
	Title:	Senior Vice President

Date: April 26, 2013

EXHIBIT INDEX

Exhibit:

99.1	Press Release dated April 26, 2013